                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.       )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission Only

[X] Definitive Proxy Statement             (as permitted by Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule
  14a-12

                             Acadiana Bancshares, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

                            Acadiana Bancshares, Inc.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 (previously paid by wire transfer)

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:
                                                                      ----------
   (2) Aggregate number of securities to which transactions applies:
                                                                    ------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                      --------------------------
   (4) Proposed maximum aggregate value of transaction:
                                                       -------------------------

    (5) Total fee paid:
                       ---------------------------------------------------------

     Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
                               -------------------------------------------------
    (2) Form, schedule or registration statement no.:
                                                    ----------------------------
    (3) Filing party:
                     -----------------------------------------------------------
    (4) Date filed:
                  --------------------------------------------------------------

                           ACADIANA BANCSHARES, INC.
                           101 West Vermilion Street
                          Lafayette, Louisiana 70501
                                (318) 232-4631


                                                                  April 1, 1997


Dear Stockholder:

    You are cordially invited to attend the first Annual Meeting of Stockholders of Acadiana Bancshares, Inc. The meeting will be held Les Saisons Room at A La Carte located at 301 Heymann Boulevard, Lafayette, Louisiana, on Wednesday, April 30, 1997 at 2:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

    It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    Your continued support of and interest in Acadiana Bancshares, Inc. are sincerely appreciated.

                              Sincerely,

                              /s/ Jerry Reaux

                              Jerry Reaux
                              President and Chief Executive Officer

                           ACADIANA BANCSHARES, INC.
                           101 West Vermilion Street
                          Lafayette, Louisiana 70501
                                (318) 232-4631

                                -------------
                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 30, 1997
                                -------------


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Acadiana Bancshares, Inc. (the "Company") will be held at Les Saisons Room at A La Carte located at 301 Heymann Boulevard, Lafayette, Louisiana, on Wednesday, April 30, 1997 at 2:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To elect two directors for a three-year term expiring in 2000, and until their successors are elected and qualified;

    (2) To ratify the appointment by the Board of Directors of Castaing, Hussey & Lolan, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

    The Board of Directors has fixed March 20, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Lawrence Gankendorff

                                              Lawrence Gankendorff
                                              Chairman of the Board


Lafayette, Louisiana
April 1, 1997

--------------------------------------------------------------------------------
    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                           ACADIANA BANCSHARES, INC.
                                ---------------

                                PROXY STATEMENT

                                ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                April 30, 1997

    This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of Acadiana Bancshares, Inc. (the "Company"), the parent holding company of LBA Savings Bank ("Savings Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Les Saisons Room at A La Carte located at 301 Heymann Boulevard, Lafayette, Louisiana, on Wednesday, April 30, 1997 at 2:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 1, 1997.

    The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for ratification of the appointment of Castaing, Hussey & Lolan, L.L.P. for fiscal 1997, and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Corporate Secretary, Acadiana Bancshares, Inc.);
(ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                    VOTING

    Only stockholders of record at the close of business on March 20, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,731,250 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of a majority of the total votes present in person and by proxy is required to ratify the appointment of the independent auditors. The proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                             AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

    The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified.

    At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of two directors, for a three-year term expiring in 2000, and until their successors are elected and qualified.

    No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption. Each nominee currently serves as a director of the Company and of the Savings Bank.

    Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

    The following tables present information concerning the nominees for director of the Company, including tenure as a director. All of the below-listed directors also serve as directors of the Savings Bank.

    NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2000

                                   PRINCIPAL OCCUPATION DURING         DIRECTOR
NAME                      AGE(1)       THE PAST FIVE YEARS             SINCE(2)
---------------------    -------  ---------------------------------   ---------

Lawrence Gankendorff....   77      Chairman of the Board                  1952
                                    of the Savings Bank since
                                    April 1984 and Chairman
                                    of the Board of the Company
                                    since March 1996. Previously
                                    President and Chief Executive
                                    Officer of the Savings Bank.

Don J. O'Rourke, Sr. ..   66        Managing Partner of Don J.             1965
                                     O'Rourke & Associates, LTD.,
                                     an architectural and
                                     professional engineering firm
                                     located in Lafayette, Louisiana.

    The Board of Directors recommends that you vote FOR election of the nominees for director.

DIRECTORS WHOSE TERMS ARE CONTINUING

                       DIRECTORS WITH A TERM EXPIRING IN 1998

                                    PRINCIPAL OCCUPATION DURING         DIRECTOR
NAME                     AGE(1)       THE PAST FIVE YEARS              SINCE(2)
----                     ------   ---------------------------------    --------

Al W. Beacham, M.D.       63      In private practice as a              1978
                                   physician in Lafayette,
                                   Louisiana.

Kaliste J. Saloom, Jr.    78      Of Counsel with the law firm          1971
                                   Saloom & Saloom in Lafayette,
                                   Louisiana; Previously, city judge
                                   in Lafayette, Louisiana in August
                                   1993.

James J. Montelaro        57      Executive Vice President,             1995
                                   Mortgage Loan Manager of the
                                   Savings Bank since August
                                   1994 and Vice President,the
                                   Lending of the Savings Bank since
                                   June 1992; Prior to joining the
                                   Savings Bank, Mr. Montelaro was
                                   President and Chief Executive
                                   Officer of First Federal Savings
                                   and Loan of Eunice, Eunice,
                                   Louisiana.

------------------------

(Footnotes on following page)

                       DIRECTORS WITH A TERM EXPIRING IN 1999

                            PRINCIPAL OCCUPATION DURING          DIRECTOR
 NAME               AGE(1)      THE PAST FIVE YEARS              SINCE(2)
 ----               ------  -----------------------------        --------

William H. Mouton    87      Attorney in private practice          1949
                              in Lafayette, Louisiana;
                              Mr. Mouton is semi-retired.

Jerry Reaux          36      President and Chief Executive         1995
                              Officer of the Company since March
                              1996 and President and Chief
                              Executive Officer of the Savings Bank
                              since August 1995; previously
                              Executive Vice President and Chief
                              Operating Officer of the Savings Bank
                              during July and August 1995
                              Prior to joining the Savings
                              Bank, Mr. Reaux was Executive Vice
                              President of the Bank of Lafayette
                              from January 1994 through June 1995.
                              Mr. Reaux was also Senior Vice
                              President, First National Bank,
                              Lafayette, Louisiana, from March 1991
                              through December 1993.

------------------------

(1) As of March 20, 1997.

(2) Includes service as a director of the Savings Bank.

COMMITTEES AND MEETINGS OF THE BOARD OF THE SAVINGS BANK AND COMPANY; DIRECTOR NOMINATIONS

    The Board of Directors of the Company has established an Audit Committee and a Executive Committee. Nominations for director of the Company are made by the full Board of Directors. During the fiscal year ended December 31, 1996, the Board of Directors of the Company met 18 times. No director ofthe Company attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period.

    AUDIT COMMITTEE. The Audit Committee consists of Messrs. Saloom, Beacham and O'Rourke. The Audit Committee supervises the Company's Internal Auditor and is responsible for reviewing the performance, and overseeing the engagement, of the

Company's independent certified public accountants. The Audit Committee met four times during fiscal 1996.

    EXECUTIVE COMMITTEE. The Executive Committee consists of Messrs. Gankendorff, Mouton and Reaux. The Executive Committee reviews the compensation of the Company's executive officers. The Executive Committee met eight times during fiscal 1996. No member of the Executive Committee is a current or former employee of the Company or any of its subsidiaries.

    In addition to the committees described above, the Savings Bank has established committees which include members of the Board and senior management and which meet as required. These committees include, among others, an Audit Committee, a Finance Committee, an Executive Committee, a Human Resources Committee and a Loan Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is information with respect to the principal occupations during the last five years for the five executive officers of the Company and the Savings Bank who do not serve as directors.

    MARY ANNE BERTRAND. Age 39 years. Ms. Bertrand has served as the Bank's Consumer Loan Manager since November 1992. Prior thereto, she was a Vice President and Branch Manager of Premier Bank in Lafayette, Louisiana.

    BRADY COMO. Age 39 years. Mr. Como was employed by the Bank as Senior Vice President-Commercial Lending Manager in February 1996. Prior thereto, Mr. Como was Vice President, Commercial Loan Officer and Branch Manager of First National Bank of St. Mary Parish, New Iberia, Louisiana.

    THOMAS F. DEBAILLON. Age 43 years. Mr. Debaillon currently serves as Vice President, Operations and Personnel and Security Officer of the Bank. Previously, Mr. Debaillon has served in various positions in Operations and Personnel at LBA Savings.

    EMILE E. SOULIER, III. Age 46 years. Mr. Soulier has served as Vice President and Chief Financial Officer of the Bank since July 1994. Previously, Mr. Soulier was a Financial Analyst, Auditor and Compliance Officer of the Bank.

COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

    Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, 1996, the Company's officers and directors complied in all respects with the reporting requirements promulgated under
Section 16(a) of the 1934 Act.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner ofmore than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company and the Bank as a group.



                                                                COMMON STOCK
                                                            BENEFICIALLY OWNED AS
                                                                      OF
                                                              MARCH 20, 1997(1)
                                                            ----------------------
NAME OF BENEFICIAL OWNER                                        NO.          %
--------------------------------------                      -----------  ---------
Acadiana Bancshares, Inc. ................................   218,500(2)     8.0%
 Employee Stock Ownership Plan Trust
 107 West Vermilion Street
 Lafayette, Louisiana 70501

FMR Corp. .................................................. 153,300(3)      5.61%
 82 Devonshire Street
 Boston, Massachusetts 02109

Jeffrey L. Gendell ......................................... 208,200(4)      7.62%
 Tontine Financial Partners, L.P.
 200 Park Avenue, Suite 3900
 New York, New York 10166

Wellington Management Company, L.L.P........................ 213,700(5)      7.82%
 75 State Street
 Boston, Massachusetts 02109


    Directors:

Al W. Beacham, M.D..........................................   6,553(6)        *

Lawrence Gankendorff........................................   6,206(7)        *

James J. Montelaro..........................................  32,500         1.2

William H. Mouton...........................................   4,167           *

Jerry Reaux.................................................  12,395(8)        *

Don J. O'Rourke, Sr.........................................  10,500           *

Kaliste J. Saloom, Jr.......................................  10,174(9)        *

All directors and executive officers of the Company and the
  Savings Bank as a group (11 persons)......................    105,887   3.88%

------------------------

*   Represents less than 1% of the outstanding Common Stock.
                                                   (Footnotes on following page)
                                       -8-

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The Acadiana Bancshares, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Acadiana Bancshares, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Beacham, Mouton and Saloom who act as trustees of the plan ("Trustees"). As of the Voting Record Date, no shares held in the Trust had been allocated to the accounts of participating employees. Since no shares held in the Trust were allocated as of the Voting Record Date, unallocated shares held in the ESOP will be voted by the Trustees in accordance with their fiduciary duties as Trustees. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the shares held by the Trust.

(3) Information obtained from the Schedule 13G dated February 14, 1997. FMR Corp. ("FMR") is the parent holding company of Fidelity Management & Research Company ("Fidelity"), an investment advisor. Fidelity is the beneficial owner of 153,300 of such shares as a result of acting as an investment advisor to several investment companies. One investment company, Fidelity Select Home Finance Portfolio Fund, owns 153,300 of such shares. Edward C. Johnson 3d, FMR and certain mutual funds (the "Funds") each have sole dispositive power over these 153,300 shares, but no voting power. Voting power resides in the Funds' Boards of Trustees. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. Mr. Johnson 3d is Chairman of FMR and Abigail P. Johnson is a Director of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

                                         (Footnotes continue on following page)

(4) Information obtained from the Schedule 13D, dated March 20, 1997, with respect to shares of Common Stock owned by Tontine Financial Partners, L.P., a Delaware limited partnership ("Tontine"). Mr. Gendell serves as the Managing Member of Tontine Management, L.L.C., which is the general partner ("General Partner") of Tontine. Tontine is a private investment limited partnership investing in financial institutions. Mr. Gendell and Tontine report shared voting and dispositive power with respect to 208,200 shares of Common Stock.

(5) According to its filing on Schedule 13G with the Securities and Exchange Commission dated January 24, 1997, Wellington Management Company in its capacity as an investment advisor may be deemed to beneficially own 213,700 shares of Common Stock. Wellington Management Company indicates that it does not have sole voting power, shared voting power or sole dispositive power over any shares of Common Stock, but that it has shared dispositive power as to 213,700 shares of Common Stock. Shares of Common Stock beneficially owned by Wellington Management Company are owned by a variety of investment advisory clients of Wellington Management Company. No such client is known to have an interest in more than 5% of the Common Stock.

(6) Includes 2,766 shares held by Dr. Beacham in the Savings Bank's 401(k) profit sharing plan ("401(k) Plan").

(7) Includes 789 shares held by Mr. Gankendorff in the 401(k) Plan and 5,417 shares held jointly with his spouse.

(8) Includes 750 shares held by Mr. Reaux's spouse in her Individual Retirement Account and 295 shares held in the 401(k) Plan.

(9) Includes 1,000 shares held by Mr. Saloom's spouse.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Company has not yet paid separate compensation to its directors and officers. The following table sets forth a summary of certain information concerning the compensation paid by the Savings Bank for services rendered in all capacities during the year ended December 31, 1996 and 1995 to the President and Chief Executive Officer of the Savings Bank. No other executive officers of the Company or the Savings Bank had total annual compensation in excess of $100,000 during fiscal 1996.

                                             ANNUAL COMPENSATION
                                       -------------------------------
                                                             OTHER
          NAME AND                                           ANNUAL
     PRINCIPAL POSITION       YEAR     SALARY    BONUS    COMPENSATION(1)
--------------------------   --------  --------  -------  ---------------

Jerry Reaux President and
  Chief.....................  1996    $128,184   $10,800       --

Executive Officer(2)........  1995      56,250     4,602       --



                                      LONG TERM COMPENSATION
                             ---------------------------------------
                                      AWARDS                PAYOUTS
                             -------------------------      --------
                                            SECURITIES
          NAME AND            RESTRICTED    UNDERLYING        LTIP         ALL OTHER
     PRINCIPAL POSITION          STOCK       OPTIONS        PAYOUTS     COMPENSATION
----------------------------   ----------   ------------    ---------   -------------

Jerry Reaux President and
  Chief.....................       --            --            --         $15,500(3)
Executive Officer(2)........       --            --            --           6,500(3)

------------------------
 (1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the year ended December 31, 1996 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Mr. Reaux became President and Chief Executive Officer of the Bank in August 1995.

(3) Consists of fees received for services as a director of the Savings Bank.

DIRECTOR'S COMPENSATION

    During January, February and March of 1996, members of the Board of Directors of the Savings Bank received fees of $500 per meeting attended, and meetings generally were held twice a month. Commencing in April 1996, Board fees were adjusted to $1,000 per meeting, but the schedule for regular meetings was reduced to once-a-month. Members of the Board of Directors receive no additional compensation for their participation in any of the Committees or for services as directors of the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company and the Savings Bank (collectively the "Employers") in November 1996 entered into an amended and restated employment agreement with Mr. Reaux. Mr. Reaux previously had entered into an employment agreement with the Savings Bank dated September 1, 1995. Such agreement was amended and restated as a result of the mutual-to-stock conversion of the Savings Bank and the Savings Bank's reorganization into the holding company form. The Employers have agreed to employ Mr. Reaux for a term of three years in his current position at an initial base salary of $129,600. The agreement is terminable with or without cause by the Employers. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability or retirement, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement he shall be entitled to severance payments equal to the greater of the amount of his base salary for the remaining term of the agreement or his base salary multiplied by 2.0 or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Mr. Reaux will be entitled to cash severance payments equal to the amount of his base salary at the date of termination multiplied by 3.0. In addition, Mr. Reaux will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as the acquisition by any person of 25% or more of the Company's outstanding voting securities. Mr. Reaux's employment agreement provides that in the event that any payments to be paid thereunder are deemed to constitute "excess parachute payments" and, therefore, subject to an excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended, the Employers may (i) contest the liability and exhaust all administrative and judicial appeals to that end, and/ or (ii) pay Mr. Reaux an amount equal to the excise tax for which he is liable plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. Mr. Reaux 's agreement also provides that in the event of Mr. Reaux's death or disability during the term of the agreement, Mr. Reaux or his estate will receive payments equal to the amount of compensation for 12 months at the current salary at the time of his death or disability.

    The Company and the Savings Bank (the "Employers") have also entered into severance agreements with Ms. Bertrand and Messrs. Gankendorff, Montelaro, Como, Debaillon and Soulier. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to his base salary multiplied by two.

    Based upon compensation levels at December 31, 1996, in the event of a termination of employment following a Change in Control, Mr. Reaux would receive $388,800 in cash severance and the other six executives would receive between $75,600 and $170,000.

BENEFITS

    401(k) PROFIT SHARING PLAN. The Savings Bank maintains a 401(k) profit sharing plan. The 401(k) Plan is designed to promote the future economic welfare of the employees of the Savings Bank and to encourage employee savings. Employee deferrals of salary and employer contributions made under the 401(k) Plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants, and is made available to the employee participants upon retirement and under certain other circumstances as provided in the Plan. Since employee deferrals of salary and employer contributions made under the 401(k) Plan are made on a tax deferred basis, employee participants are able to enjoy significant income tax savings by participating in the 401(k) Plan. Employees are also permitted to direct the investment of their accounts among five separate funds.

    An employee of the Savings Bank becomes eligible to participate in the 401(k) Plan on the entry date (January 1 or July 1) nearest the date he or she completes a year of service (provided he or she is at least age 21). A year of service is a 12 consecutive month period in which the employee works at least 1,000 hours for the Savings Bank. Participants may elect to defer amounts up to 10% of their annual compensation to the 401(k) Plan, subject to certain limits imposed by law. Prior to the conversion of the Savings Bank from the mutual to stock form of organization (the "Conversion"), the Savings Bank matched, dollar for dollar, the first 3% of compensation deferred and also made additional discretionary matching contributions. Since the implementation of the ESOP, the Savings Bank has since terminated the matching provision of the 401(k) Plan. The Savings Bank may also make discretionary profit sharing contributions, allocated to eligible employees on the basis of relative compensation, or "qualified nonelective contributions" allocated on the basis of relative compensation but only to eligible non-highly compensated employees.

    During 1996, the Savings Bank contributed $52,000 to the 401(k) Plan, $2,274 of which was for the benefit of Mr. Reaux.

    MONEY PURCHASE PENSION PLAN. Prior to the Conversion, the Savings Bank maintained a money purchase pension plan (the "Money Purchase Plan"). The Savings Bank terminated the Money Purchase Plan during 1996. The Money Purchase Plan was designed to complement the 401(k) Plan and to promote the future economic welfare of the employees of the Savings Bank. Employer contributions made under the Money Purchase Plan, together with the income thereon, were accumulated in individual accounts maintained in trust on behalf of the employee participants, and were made available to the employee participants upon retirement and under certain other circumstances as provided in the

 Money Purchase Plan. Employees were permitted to direct the investment of their accounts among five separate funds.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Company has established the ESOP for employees of the Company and the Savings Bank. Full-time employees of the Company and the Savings Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in the ESOP.

    The ESOP borrowed funds from the Company to purchase 218,500 shares of Common Stock in the Savings Bank's Conversion. The loan to the ESOP will be repaid principally from the Company's contributions to the ESOP over a period of ten years, and the collateral for the loan will be the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is 8.0%. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

    Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances within the ESOP at the rate of 20% per year. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    Messrs. Beacham, Mouton and Saloom serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares, will be voted in the same ratio on any matter as to those shares for which instructions are given.

    The ESOP will be subject to the requirements of Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and Department of Labor thereunder.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    The Company's policy provides that all loans made by the Savings Bank to the directors and officers of the Company and the Savings Bank are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans outstanding as of March 20, 1997, were made by the Savings Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility. The Company believes that such loans do not involve more than the normal risk of collectibility. Director Mouton is an attorney with the firm of William H. Mouton, Professional Law Corporation, which firm provided certain legal services to the Savings Bank in 1996. Director Saloom is of counsel to the law firm of Saloom & Saloom, which law firm provided certain legal services to the Savings Bank in 1996. Director O'Rourke is President of Don J. O'Rourke & Associates, Ltd., a professional architectural corporation which provides architectural services to the Savings Bank.

REPORT OF THE COMPENSATION COMMITTEE

    The Human Resource Committee of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the Compensation Program offered to the Executive Officers of the Company and Bank. During the 1996 fiscal year, the members of the committee met three times.

   The members of the Human Resource Committee of both the Company and the Bank are identical and no member of the committee is an employee of the Company or any subsidiary. The Human Resource Committee of the Company has exclusive jurisdiction over the administration and grants relating to all stock option plans and/or management recognition plans. The committee uses outside consultants, market studies and published compensation data as a resource in establishing a competitive compensation program.

    During 1996, the committee proposed initial grants of stock options and restricted stock grants under the Company's Stock Option Plan and Recognition and Retention Plan and Trust, which grants were made in January 1997 upon approval of such plans by the Company's shareholders. The committee negotiated an amended and restated employment agreement with Mr. Reaux. The Committee considered several financial and non-financial accomplishments in setting the compensation of the Chief Executive Officer and other executive officers, including but not limited to, net income of the bank, profitability ratios, satisfactory regulatory examinations, and market value of the bank. In addition, other objectives such as growth and the successful mutual-to-stock conversion of the Bank and reorganization were reviewed. The committee also replaced the traditional Christmas Bonus Plan with an incentive bonus plan which, beginning in 1997, will be based on the return on average equity of the Company.

    The committee has sought to design a compensation program in which a significant portion of the compensation paid to senior management (including the Company's President and Chief Executive Officer) be incentive-based. It is through this process that the Company is able to compete for and retain talented executives who are critical to the Company's long term success and align the interests of those executives with the long term interests of the Company's shareholders.



                                                                  Al W. Beacham
                                                               William H. Mouton
                                                            Don J. O'Rourke, Sr.

PERFORMANCE GRAPH



                                                                                     PERIOD ENDING
                                                     --------------------------------------------------------------------------
INDEX                                             7/16/96       8/31/96      9/30/96      10/31/96     11/30/96    12/31/96
-------------------------------------------------------------------------------------------------------------------------------
ARCADIANA BANCSHARES, INC.                        100.00        110.42        114.58       114.58       125.00      124.71
S&P                                               100.00        104.07        109.93       112.95       121.41      119.00
SNL THRIFTS $250M TO $500M INDEX                  100.00        105.66        108.87       112.05       118.50      120.49
SNL BANKS UNDER $500M INDEX                       100.00        103.52        106.66       110.81       115.65      117.98


                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Castaing, Hussey & Lolan, L.L.P., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1997, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

    The Company has been advised by Castaing, Hussey & Lolan, L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Castaing, Hussey & Lolan, L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Castaing, Hussey & Lolan, L.L.P. as independent auditors for the fiscal year ending December 31, 1997.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 1998, must be received at the principal executive offices of the Company, 101 West Vermilion Street, Lafayette, Louisiana 70501, Attention: Corporate Secretary, no later than December 2, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

    Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 9.D. of the Company's Articles of Incorporation.

                                 ANNUAL REPORTS

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

                                 OTHER MATTERS

    Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                             By Order of the Board of Directors

                                             /s/ Lawrence Gankendorff

                                             Lawrence Gankendorff
                                             Chairman of the Board
April 1, 1997

                                 REVOCABLE PROXY
                             ACADIANA BANCSHARES, INC.


[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

       ANNUAL MEETING OF STOCKHOLDERS
             APRIL 30, 1997

   The undersigned, being a stockholder of Acadiana Bancshares, Inc. ("Company") as of March 20, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Lee Saissons Room at A La Carte, located at 301 Heymann Boulevard, Lafayette, Louisiana, on Wednesday, April 30, 1997 at 2:00 p.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

                                                               WITH-
                                                     FOR       HOLD    EXCEPT
1. ELECTION OF DIRECTORS                             [ ]        [ ]      [ ]

   Nominees for three-year term:
   Lawrence Gankendorff and Don J. O'Rourke, Sr.

INSTRUCTION: To withhold authority to vote for an individual nominee, mark "Except" and write that nominee's name in the space provided below. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not written below.

--------------------------------------------------------------------------------


2. PROPOSAL to ratify the appointment by the         FOR      AGAINST  ABSTAIN
   Board of Directors of Castaing, Hussey &          [ ]        [ ]      [ ]
   Lolan, L.L.P. as the Company's independent auditors for the fiscal year ending December
   31, 1997.


SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                                                   --------------------------
    Please be sure to sign and date               /  Date                   /
      this Proxy in the box below.                /                         /
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/                                                                           /
/                                                                           /
/                                                                           /
/                                                                           /
/     Stockholder sign above              Co-holder (if any) sign above     /
-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
  Detach above card, sign, date and mail in postage paid envelope provided

                            ACADIANA BANCSHARES, INC.

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/ THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY /
/ FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 1997 /
/ AND AT ANY ADJOURNMENT THEREOF.                                            /
/                                                                            /
/ PLEASE SIGN THIS EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD.     /
/ WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN    /
/ SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN                         /
/                                                                            /
/                           PLEASE ACT PROMPTLY                              /
/                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY                  /
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